EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended February 13, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (March 2010 – February 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.0%	-2.0%	0.8%	11.5%	-1.3%	-1.0%	1.6%	-1.0%	9.9%	-28.6%	0.0	-0.1
B**	0.0%	-2.0%	0.7%	11.0%	-1.9%	-1.6%	0.9%	-1.6%	9.9%	-29.9%	-0.1	-0.2
Legacy 1***	0.1%	-1.8%	1.0%	13.4%	0.8%	1.0%	N/A	1.0%	9.8%	-23.7%	0.2	0.1
Legacy 2***	0.1%	-1.9%	1.0%	13.4%	0.6%	0.7%	N/A	0.7%	9.7%	-24.4%	0.1	0.1
Global 1***	0.1%	-1.8%	1.1%	14.3%	1.4%	0.8%	N/A	0.8%	9.3%	-21.9%	0.1	0.1
Global 2***	0.1%	-1.8%	1.1%	14.1%	1.2%	0.5%	N/A	0.5%	9.3%	-22.4%	0.1	0.1
Global 3***	0.1%	-1.9%	0.9%	12.5%	-0.5%	-1.2%	N/A	-1.2%	9.3%	-26.2%	-0.1	-0.2

S&P 500 Total Return Index****	2.1%	5.3%	2.1%	15.0%	17.8%	16.1%	7.9%	16.1%	13.1%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	-1.7%	-5.8%	2.1%	19.8%	5.7%	9.7%	7.6%	9.7%	12.0%	-15.5%	0.8	1.5
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	25%					25%
Energy	12%	Short	Crude Oil	2.8%	Short	12%	Short	Brent Crude Oil	2.8%	Short
			Brent Crude Oil	2.8%	Short			Crude Oil	2.8%	Short
Grains/Foods	8%	Short	Soybeans	1.5%	Long	8%	Short	Soybeans	1.5%	Long
			Sugar	1.1%	Short			Sugar	1.0%	Short
Metals	5%	Short	Copper	1.5%	Short	5%	Short	Copper	1.5%	Short
			Silver	0.9%	Long			Silver	0.9%	Long
FINANCIALS	75%					75%
Currencies	19%	Long $	Euro	5.3%	Short	19%	Long $	Euro	5.3%	Short
			Japanese Yen	4.2%	Short			Japanese Yen	4.2%	Short
Equities	31%	Long	S&P 500	7.5%	Long	31%	Long	S&P 500	7.5%	Long
			ASX SPI 200 Index	2.7%	Long			ASX SPI 200 Index	2.7%	Long
Fixed Income	25%	Long	U.S. 10-Year Treasury Notes	4.8%	Long	25%	Long	U.S. 10-Year Treasury Notes	4.8%	Long
			Long Gilts	3.3%	Long			Long Gilts	3.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets continued to rise due to forecasts for weaker supplies following data which showed a decline in U.S. drilling activity.  Natural gas markets also moved higher, as cold temperatures in the U.S. created increased demand for heating fuel.  Weakness in the U.S. dollar also helped to drive energy prices higher.

Grains/Foods
Wheat prices finished higher based on concerns the upcoming cold weather will damage crops.  Soybean prices also rose, supported by increased demand from Chinese buyers.  Cocoa prices increased and reached a 3-week high due to weaker-than-expected supply data from West Africa.

Metals
Gold markets fell after the U.S. dollar strengthened on uncertainty concerning the outcome of the negotiations surrounding Greek debt restructuring.  Base metals markets moved higher as the cease-fire agreement between Ukraine and Russia fostered beliefs Eurozone industrial demand may improve.

Currencies
The U.S. dollar was volatile and finished lower after a ceasefire in Ukraine was announced and in anticipation the Greek government can avoid defaulting on its debt obligations.  Weaker-than-expected U.S. retail sales and U.S. employment data also played a role in driving the dollar lower.  The British pound rose over 1% after Bank of England reports supported an improved outlook for the U.K. economy.

Equities
European equity markets rallied on news of the ceasefire in Ukraine and renewed optimism surrounding the Greek economy.  U.S. equity markets moved higher and reached new all-time highs due to beliefs recent weak economic data could delay a potential interest rate hike by the U.S. Federal Reserve.  In Japan, the Nikkei 225 Index rose to a 7-year high because of better-than-expected industrial production data.

Fixed Income
U.S. Treasury markets weakened due to strong gains in the equity sector and bullish prospects from the Eurozone.  German Bund markets finished slightly higher due to buying from Eurozone investors attempting to hedge against a breakdown during negotiations surrounding Greek debt.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.